EXHIBIT 3(a)


TO THE HONORABLE
THE STATE CORPORATION COMMISSION OF VIRGINIA
RICHMOND, VIRGINIA


                            ARTICLES OF INCORPORATION
                                       of
                             DOUGHTIE'S FOODS, INC.


         This is to certify that we, the undersigned, desire to and hereby do associate and establish a corporation under the provisions of and subject to the requirements of the law, and for such cases made and provided; and we, by this, our articles of incorporation, set forth as follows:
         FIRST:  The name of the corporation is to be Doughtie's Foods, Inc.
         SECOND: The name of the City wherein its registered office is to be located is: Suite 200, Law Building, 505 Court Street, Portsmouth, Virginia 23705.
         THIRD:  The purposes for which it is formed are as follows:
         To engage in the business of buying, selling, importing, exporting, storing, warehousing, distributing, processing, manufacturing and marketing all types of foods, confections, beverages, extracts, flavors and related products, including but by no means limited to portion controlled meat products, from raw material state to finished product and all stages of partial processing thereof, and to otherwise deal in and with the same in every manner; and to manufacture, buy, sell, and generally deal in refrigeration, freezing, storing, shipping, and related machinery and equipment for the manufacture, sale, marketing, distribution and storage of such products.
         To acquire and hold, or otherwise deal with, in its own behalf, or for others, any stocks, bonds, debentures, shares, scrip, or securities of any government, state, or authority, municipal, local, or otherwise, and any bonds, debenture stocks, scrip, obligations, shares, stocks, or securities of any company.
         To acquire, develop, improve, sell, assign, transfer, convey, lease, sub-lease, pledge, and otherwise alienate and dispose of, and to mortgage and otherwise encumber real property situate in any part of the world and the fixtures and personal property incident thereto or connected therewith; to erect, build, construct, equip, manage, control, operate, lease, mortgage, sell, and convey buildings, plants, and structures of all kinds.
         To acquire all such merchandise, supplies, materials, and other articles as shall be necessary or incidental to such business as stated above; to hold, acquire, mortgage, lease and convey real and personal property in any part of the world, so far as necessary or expedient in conducting the business of the corporation; and to have any and all powers above set forth as fully as natural persons, whether as principals, agents or otherwise.
         To acquire by purchases or otherwise and to hold or dispose of stocks, bonds, or any other obligations of any corporations; to aid in any manner any corporation whose securities are so held by guarantee or otherwise; to exercise all the rights, privileges, or functions ordinarily incident to such holdings; the foregoing either for investment or to further the other purposes of this corporation.
         To conduct any of the business aforesaid either for itself or as broker or agent for others.
         To have such powers as are outlined under Section 13.1-3 of the Code of Virginia (1950), as amended.
         FOURTH: The maximum amount of the capital stock of the corporation is to be One Million Dollars ($1,000,000.00); and the capital stock of the corporation is to be divided into shares of One Dollar ($1.00) each.
         FIFTH:  The period of the duration of the corporation is unlimited.
         SIXTH: The post office address of the initial registered office is Law Building, Suite 200, 505 Court Street, Portsmouth, Virginia. The name of the City in which the initial registered office is located is Portsmouth, Virginia. The name of its initial registered agent is Richard M. Hirschfeld, who is a resident of Virginia and a member of the Virginia State Bar, and whose business office is the same as the registered office of the corporation.
         SEVENTH: The number of directors constituting the initial board of directors is six (6), and the names and addresses of the persons who are to serve as the initial directors are:

Robert F. Doughtie                             Edward H. English
5200 Lake Circle                               3620 Britt Terrace
Portsmouth, Virginia  23703                    Virginia Beach, Virginia  23452

Vernon Mules                                   Richard M. Hirschfeld
13504 Tamarack Road                            2837 East Point Drive
Silver Springs, Maryland  20904                Chesapeake, Virginia  23321

Thomas R. Beeler                               Nelson Page Williams
4209 Burrland Road                             916 Larchmount Crescent
Portsmouth, Virginia  23703                    Norfolk, Virginia  23705

         EIGHTH: No stockholder, or his heirs, shall have the pre-emptive right or power to acquire unissued shares of capital stock of the corporation.
         GIVEN under our hands and seals this 5th day of November, 1971.

                                         /s/ Robert F. Doughtie      (SEAL)
                                 ---------------------------------
                                             Robert F. Doughtie


                                         /s/ Richard M. Hirschfeld   (SEAL)
                                 ---------------------------------
                                             Richard M. Hirschfeld


                                         /s/ Robert D. Nielsen       (SEAL)
                                 ---------------------------------
                                             Robert D. Nielsen


COMMONWEALTH OF VIRGINIA
CITY OF PORTSMOUTH, to-wit:

         I, Marion F. Burbage, a Notary Public in and for the City and State aforesaid, whose commission expires on the 10th day of March , 1973, do certify that Robert F. Doughtie, Richard M. Hirschfeld, and Robert D. Nielsen, whose names are signed to the foregoing Articles of Incorporation, bearing date on the 5th day of November, 1971, have acknowledged the same before me in my City and State aforesaid.
         Given under my hand this 5th day of November, 1971.

                              /s/ Marion F. Burbage
                           --------------------------------
                                  Notary Public




                             DOUGHTIE'S FOODS, INC.
                              ARTICLES OF AMENDMENT


         DOUGHTIE'S FOODS, INC., a Virginia corporation (the "Corporation"), hereby certifies that, at a board of directors meeting held on February 16, 1984, the following amendment to the Corporation's Articles of Incorporation was found to be in the best interests of the Corporation and was adopted by the directors of the Corporation and directed to be submitted to a vote at a meeting of the stockholders of the Corporation:

                  FOURTH: The maximum amount of the capital stock of the corporation is to be Two Million Dollars ($2,000,000.00); and the capital stock of the corporation is to be divided into shares of One Dollar ($1.00) each.

Notice accompanied by a copy of the proposed amendment was given to each stockholder of the Corporation on May 1, 1984 in accordance with the Virginia Stock Corporation Act and the amendment was adopted by the stockholders of the Corporation at a meeting held on May 30, 1984. 912,798 shares of the Corporation's common stock were outstanding as of May 30, 1984 and were entitled to vote on the proposed amendment. 747,636 shares were voted for adoption of the amendment and 3,199 shares were voted against adoption of the amendment.

Dated:   May 30, 1984


                               /s/ Vernon W. Mules
                           -----------------------------
                           Vernon W. Mules, President


                             /s/ Nelson P. Williams
                          -----------------------------
                          Nelson P. Williams, Secretary



                              ARTICLES OF AMENDMENT
                                       OF
                             DOUGHTIE'S FOODS, INC.


         1. The name of the Corporation is Doughtie's Foods, Inc.

         2. Paragraph FOURTH of the Corporation's Articles of Incorporation shall be amended to read as follows:
         "FOURTH: The Corporation is authorized to issue a maximum of 4,000,000 shares of Common Stock, par value $1.00."

         3. The amendment was submitted to the shareholders by the Board of Directors in accordance with the provisions of Chapter 9 of Title 13.1 of the Code of Virginia, and the designation, number of outstanding shares, and number of votes entitled to be cast for and against the amendment by each voting group were as follows:

                     Outstanding and           Voted            Voted
Class                Entitled to Vote           For             Against
-----                ----------------          -----           --------

Common             1,495,023                 1,325,607          21,836


         4. The number of votes cast for the amendment was sufficient for approval.


                                            DOUGHTIE'S FOODS, INC.


                                            By:  /s/ Steven C. Houfek
                                                 ---------------------------
                                                 Steven C. Houfek, President